CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 36 to the registration statement on Form N-1A (File No. 811-03386 and 002-75863) (Registration Statement) of our report dated October 7, 2013, relating to the financial statements and financial highlights of Putnam Global Health Care Fund, which appear in such Registration Statement. We also consent to the references to us under the headings Financial highlights and Auditor and Financial Statements in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
December 23, 2013